Korlym(TM) (mifepristone), the First Approved Medication for Patients With Endogenous Cushing's Syndrome, to Be Available by April 11

MENLO PARK, CA -- (Marketwire - March 22, 2012) - Corcept Therapeutics Incorporated (NASDAQ: CORT) announced today that it would be ready to ship Korlym to patients by April 11th, three weeks ahead of the company's previously announced launch date. "Cushing's syndrome is a life altering and life threatening disease," said Joseph K. Belanoff, M.D., the company's Chief Executive Officer. "We have worked hard to bring this first-in-class treatment to patients as quickly as possible."

On February 17, 2012, the U.S. Food and Drug Administration (FDA) approved Korlym™ (mifepristone) 300 mg Tablets as a once-daily oral medicine to control hyperglycemia secondary to hypercortisolism in adult patients with endogenous Cushing's syndrome who have type 2 diabetes mellitus or glucose intolerance and have failed surgery or are not candidates for surgery. Physicians and patients seeking more information can visit http://www.korlym.com.

Korlym is distributed in 300 milligram tablets to be taken once each day. The wholesale acquisition price of Korlym is $0.62 per milligram. The FDA-approved labeling instructs physicians to titrate each patient's Korlym dose to clinical efficacy by assessing tolerability and degree of improvement in Cushing's syndrome manifestations. In the first six weeks, these manifestations may include changes in glucose control, anti-diabetic medication requirements, insulin levels and psychiatric symptoms. After two months, assessment may also be based on improvements in cushingoid appearance, acne, hirsutism, striae or decreased body weight, along with further changes in glucose control.

Patient Assistance Programs
"Our highest priority is that every patient who is prescribed Korlym will receive it," said Dr. Belanoff. To that end, the company has launched a comprehensive financial assistance and patient support program. A dedicated team of Corcept case managers will help patients understand their insurance benefits and the financial and medical support programs available to them.

"Patients face tremendous challenges managing their illness -- from finding physicians familiar with the disease to navigating the complexities of insurance reimbursement to paying for the cost of care," said Dr. Belanoff. "We are determined that none of these barriers will keep patients from receiving the benefits of Korlym."

About Cushing's Syndrome
Endogenous Cushing's syndrome is a rare and life-threatening endocrine disorder that results from long-term exposure to excess levels of the hormone cortisol. This excess is caused by tumors that usually occur in the pituitary or adrenal glands that over-produce, or prompt the over-production of, cortisol.

Although cortisol at normal levels is essential to health, in excess it causes a variety of problems, including hyperglycemia, upper body obesity, a rounded face, stretch marks on the skin, an accumulation of fat on the back, thin and easily bruised skin, muscle weakness, bone weakness, persistent infections, high blood pressure, fatigue, irritability, anxiety, psychosis and depression. Women may have menstrual irregularities and facial hair growth, while men may have decreased fertility or erectile dysfunction. More than 70 percent of Cushing's syndrome patients suffer from glucose intolerance or diabetes.

The treatment of an endogenous Cushing's syndrome patient depends on the cause. The first-line approach is surgery to remove the tumor. If surgery is not successful or is not an option, radiation may be used, but that therapy can take up to ten years to achieve full effect. Surgery and radiation are successful in only approximately one-half of all cases.

If left untreated, Cushing's syndrome has a five-year mortality rate of 50 percent.

An orphan disease, Cushing's syndrome occurs in about 20,000 people in the United States, mostly women between the ages of 20 and 50.

About Korlym™ (mifepristone) 300 mg Tablets
Korlym is a once-daily oral medication that blocks the glucocorticoid receptor type II (GR-II) to which cortisol normally binds. By blocking this receptor, Korlym inhibits the effects of excess cortisol in Cushing's syndrome patients.

The FDA has designated Korlym as an Orphan Drug, a special status designed to encourage the development of medicines for rare diseases and conditions. Because Korlym is an Orphan Drug, Corcept will have marketing exclusivity for the FDA-approved indication until February 2019.

IMPORTANT SAFETY INFORMATION

WARNING: TERMINATION OF PREGNANCY

See full prescribing information for complete boxed warning.

Mifepristone has potent antiprogestational effects and will result in the termination of pregnancy. Pregnancy must therefore be excluded before the initiation of treatment with Korlym, or if treatment is interrupted for more than 14 days in females of reproductive potential.

Contraindications

  Pregnancy
  Use of simvastatin or lovastatin and CYP 3A substrates with narrow therapeutic range
  Concurrent long-term corticosteroid use
  Women with history of unexplained vaginal bleeding
  Women with endometrial hyperplasia with atypia or endometrial carcinoma

Warnings and Precautions

  Adrenal insufficiency: Patients should be closely monitored for signs and symptoms of adrenal insufficiency.
  Hypokalemia: Hypokalemia should be corrected prior to treatment and monitored for during treatment.
  Vaginal bleeding and endometrial changes: Women may experience endometrial thickening or unexpected vaginal bleeding. Use with caution if patient also has a hemorrhagic disorder or is on anti-coagulant therapy.
  QT interval prolongation: Avoid use with QT interval-prolonging drugs or in patients with potassium channel variants resulting in a long QT interval.
  Use of Strong CYP3A Inhibitors: Concomitant use can increase mifepristone plasma levels significantly. Use only when necessary and limit mifepristone dose to 300 mg.

Adverse Reactions

Most common adverse reactions in Cushing's syndrome (≥ 20%): nausea, fatigue, headache, decreased blood potassium, arthralgia, vomiting, peripheral edema, hypertension, dizziness, decreased appetite, endometrial hypertrophy.

To report suspected adverse reactions, contact Corcept Therapeutics at 1-855-844-3270 or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

Drug Interactions

  Drugs metabolized by CYP3A: Administer drugs that are metabolized by CYP3A at the lowest dose when used with Korlym.
  CYP3A inhibitors: Caution should be used when Korlym is used with strong CYP3A inhibitors. Limit mifepristone dose to 300 mg per day when used with strong CYP3A inhibitors.
  CYP3A inducers: Do not use Korlym with CYP3A inducers.
  Drugs metabolized by CYP2C8/2C9: Use the lowest dose of CYP2C8/2C9 substrates when used with Korlym.
  Drugs metabolized by CYP2B6: Use of Korlym should be done with caution with bupropion and efavirenz.
  Hormonal contraceptives: Do not use with Korlym.

Use in Specific Populations

  Nursing mothers: Discontinue drug or discontinue nursing.

Please see the accompanying full Prescribing Information including boxed warning at www.corcept.com/prescribinginfo.pdf

Please see the accompanying Medication Guide at www.corcept.com/medicationguide.pdf

About Corcept Therapeutics Incorporated
Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic and psychiatric disorders. Korlym, a first generation GR-II antagonist, is the company's first FDA-approved medication. The company has a portfolio of new selective GR-II antagonists that block the effects of cortisol but not progesterone. Corcept also owns an extensive intellectual property portfolio covering the use of GR-II antagonists, including mifepristone, in the treatment of a wide variety of psychiatric and metabolic disorders. The company also holds composition of matter patents for its selective GR-II antagonists.

Statements made in this news release, other than statements of historical fact, are forward-looking statements. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. For example, there can be no assurances that clinical results will be predictive of real-world use, or regarding the pace of Korlym's acceptance by physicians and patients, the reimbursement decisions of government or private insurance payers, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug Designation or by Corcept's other intellectual property rights, and the cost, pace and success of Corcept's other product development efforts. These and other risks are set forth in the Company's SEC filings, all of which are available from our website (www.corcept.com) or from the SEC's website (www.sec.gov). We disclaim any intention or duty to update any forward-looking statement made in this news release.

Investor Contact:
Charles Robb
Chief Financial Officer
Corcept Therapeutics Incorporated
650-688-8783